FELDMAN FINANCIAL ADVISORS, INC.
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                                                   1725 K STREET, NW o SUITE 205
                                                            WASHINGTON, DC 20006
                                                                    202-467-6862
                                                              (FAX) 202-467-6963



March 21, 2007



Board of Directors
Gateway Community Financial Corp.
381 Egg Harbor Road
Sewell, New Jersey 08080

Members of the Board:

We hereby consent to the use of our firm's name in the Form MHC-2, and any amendments thereto, and in the Registration Statement on Form S-1, and any amendments thereto. We also hereby consent to the inclusion of, summary of and references to our Appraisal and our statement concerning subscription rights in such filings including the prospectus of Gateway Community Financial Corp.

Sincerely,


/s/Feldman Financial Advisors, Inc.

FELDMAN FINANCIAL ADVISORS, INC.